UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 West 29th Street 11th Floor New York, NY 10001

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

LICENSE AGREEMENT WITH UNIVERSAL MUSIC CORP.

On November 2, 2015, VNUE, Inc., (the “Company”) entered into a License Agreement with Universal Music Corp. (“Universal”).

The License Agreement is effective September 8, 2015, and has a term of Two (2) Years from the Effective Date. Under the terms of the License Agreement, Universal is granting to VNUE a non-exclusive, non-transferable, non-sublicensable license to create and distribute content using certain Universal compositions, more specified in the Grant of Right’s section of the License Agreement.

VNUE will then market and sell this content via the VNUE Service at certain agreed upon price points more specifically described in the Business Model and Price Points Section of the License Agreement, and VNUE shall pay Universal royalties for each sale of the content as specified in the Royalty Rates section of the License Agreement.

In accordance with the Minimum Guarantee provision of the License Agreement, VNUE shall pay to Universal a minimum first year fee of Fifty Thousand Dollars ($50,000.00), which is due within 10 days of execution and a second year minimum fee of Fifty Thousand Dollars ($50,000.00), which is due upon the commencement of the second year of the Term.

A copy of the License Agreement is attached hereto as Exhibit 10.1. The description of the License Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

More information on Universal Music Corp. can be found at their website http://www.umusicpub.com/

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

*10.01 – License Agreement with Universal Music Corp. dated November 2, 2015.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation SK. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	VNUE, INC.

By: /s/ Matthew Carona
Matthew Carona
CEO